Exhibit 99.1

Arcadia Biosciences (RKDA) Announces Fourth-Quarter and Full-Year 2023 Financial Results and Business Highlights

-- Second continuous year of gross profit growth --

-- Total SG&A expenses declined to the lowest levels since 2019 --

-- GoodWheatTM now in more than 3,500 stores with better-for-you pasta, pancake/waffle mixes and mac & cheese --

DALLAS, Texas (March 28, 2024) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative, plant-based health and wellness products, today released its financial and business results for the fourth quarter and full year of 2023.

“We are now at the halfway point of Project Greenfield, our three-year strategic plan to unlock the company’s potential and provide a path to profitability, and the results of this focus are unmistakable,” said Stan Jacot, president and CEO. “Arcadia has significantly improved quality of revenues and has now delivered two straight years of gross profit growth for the first time in its history. SG&A expenses have declined for two straight years and are at their lowest level since 2019.

“The foundation we have laid over the past two years provides optimism for even stronger results in 2024. GoodWheatTM is now in three categories with pasta, pancakes and mac & cheese and garnering national attention. Zola® coconut water is leveraging innovation to expand distribution and is anticipating double-digit growth in 2024. We have right sized the organization and streamlined our cost structure in order to extend our runway. And finally, we remain focused on adjacent acquisitions as well as monetizing our IP,” Jacot said.

2023 Key Operating and Business Highlights

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GoodWheat Expands Into Two New Categories with Better-For-You Pancake and Waffle Mixes, Single-Serve QuikcakesTMand Mac & Cheese. Building on its success with GoodWheat high-fiber pasta, Arcadia launched two new product categories in 2023: pancake/waffle mixes and mac & cheese.

Launched in Q3, Arcadia’s pancake and waffle mixes are made with simple ingredients and its proprietary GoodWheat flour, delivering the same delicious taste and texture of regular pancakes with 8-11 times the fiber and 5-7 grams of protein per serving. GoodWheat single-serve Quikcakes, in Buttermilk, Chocolate Chocolate Chip and Confetti flavors, are available nationwide on Amazon, and both Quikcakes and Multi-Serve Pancake & Waffle Mixes, available in Buttermilk, Chocolate Chocolate Chip and Apple Cinnamon flavors, began shipping to retailers in August.

Arcadia expanded to a third category with the launch of GoodWheat Mac & Cheese in Q4, a family household staple representing more than $1.1 billion in sales. Better-for-you brands make up nearly 20% of the category and are growing faster than traditional brands. GoodWheat Mac & Cheese packs in the most fiber of any brand in the category, with four times more fiber than the leading brand, as well as 12 grams of protein. One serving of GoodWheat Mac & Cheese has the same fiber as two servings of oatmeal or two and a half servings of broccoli. Available in three varieties – Classic Cheddar, White Cheddar and Three Cheese – GoodWheat Mac & Cheese began shipping to retailers in November 2023, and launched on Amazon in February 2024.

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GoodWheat Pasta Certified as “Heart Healthy” by American Heart Association (AHA). GoodWheat pasta received the AHA’s Heart-Check certification for all five varieties of its single ingredient noodles. With its high fiber, lower sodium and zero saturated fat, GoodWheat meets the AHA’s stringent standards for a heart-healthy pasta and provides consumers with a better-for-you option that delivers superior nutrition with the taste and texture of traditional pasta.
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Arcadia Streamlines Operations by Exiting CBD Body Care Brands. As part of its strategy to focus resources on high-opportunity, scalable businesses, Arcadia discontinued its two remaining Body Care brands ProVaultTM and SoulSpringTM in order to concentrate on the more promising GoodWheat and Zola brands. Streamlined operations and organizational changes resulted in operating expense savings of $2 million in 2023 and $3 million to $4 million annually going forward.
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Arcadia Explores Strategic Opportunities with Lake Street Capital Markets. Arcadia initiated a strategic review process in mid-2023 to explore a range of potential transactions and opportunities focused on maximizing the GoodWheat value proposition and driving long-term shareholder value. As part of this process, the company is exploring strategic options that may include potential acquisition, company sale, merger, business combination, asset sale, joint venture, licensing arrangement, capital raise or other strategic transactions.

Recent Highlights

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Zola Coconut Water Introduces Two New Flavors to Energize Sales. Arcadia has focused on innovation in Zola coconut water with the introduction of two new flavors – pineapple and lime – to add to its original, extra pulp and espresso flavors. Pineapple is the number one coconut water flavor, and Lime is the number one flavor in sparkling water, and both flavors are 100% natural, no sugar added and non-GMO. Launched in the first quarter of 2024, these new flavors are available in 16.9 oz resealable containers and will be placed in new distribution in Q2.
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GoodWheat Pasta and Pancake Mixes Receive Accolades From Trusted, Independent Testing Outlets. Following GoodWheat pasta’s 2023 recognition from the American Heart Association’s Heart-Check certification and its selection as “Best New Product” by the Retail Dietitians Business Alliance, GoodWheat pasta and pancake mixes received additional accolades from trusted outlets in the first quarter of 2024.

Better Homes and Gardens, with 13 million followers across social platforms, recognized GoodWheat pasta in the New Basics category as the “Best Stealthy Healthy Pasta,” with the same flavor as regular pasta but four times the fiber. And Eat This, Not That, a website which has 7 million unique views per month, awarded GoodWheat Quikcakes recognition in two different categories in January: “Best Store-Bought, High-Protein Desserts” and “Best Store-Bought High-Fiber Snacks.”

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three months ended Dec 31				Twelve months ended Dec 31
	2023	2022	Favorable/ (Unfavorable)		2023	2022	Favorable/ (Unfavorable)
			$	%			$	%
Total Revenues	1,170	744	426	57%	5,330	7,418	(2,088)	(28%)
Total Operating Expenses	4,534	5,402	868	16%	19,268	21,425	2,157	10%
Loss From Continuing Operations	(3,364)	(4,658)	1,294	28%	(13,938)	(14,007)	69	0%
Net Loss Attributable to Common Stockholders	(2,853)	(4,244)	1,391	33%	(13,981)	(15,376)	1,395	9%

Certain previously reported financial information has been reclassified to conform to the current year presentation. Reclassifications are related to the presentation of the financial results of our former body care brands as discontinued operations. The financial information above and narrative that follows relate to continuing operations unless stated otherwise.

More detailed financial statements are included in the Form 10-K filed today, available in the Investors section of the company’s website under SEC Filings.

Revenues

Revenues in the fourth quarter of 2023 increased 57% to $1.2 million compared to the same period in 2022 driven by higher GoodWheat and GLA revenues.

Revenues decreased $2.1 million during 2023 compared 2022. Revenues during 2022 included approximately $1.8 million in sales of GoodWheat grain as well as $0.9 million in one-time license revenue related to the sale of Verdeca.

Operating Expenses
Operating expenses decreased $868,000 during the fourth quarter of 2023 compared to the same period in 2022 primarily driven by a decrease in cost of revenues and selling, general and administrative (SG&A) expenses in 2023. Cost of revenues in the fourth quarter of 2022 included higher inventory write downs. The decrease in SG&A was primarily related to lower employee costs in 2023.

Operating expenses decreased $2.1 million during 2023 compared to 2022 primarily driven by a decrease in cost of revenues and SG&A. Cost of revenues in 2022 included grain sold at cost and higher inventory write-downs. The decrease in SG&A was primarily related to lower employee costs in 2023.

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the fourth quarter of 2023 was $2.8 million, or $2.10 per share, a $1.4 million improvement from the $4.2 million, or $6.31 per share, net loss for the fourth quarter of 2022. The improvement in net loss attributable to common stockholders for the fourth quarter of 2023 compared to the same period in 2022 was primarily driven by the reduction in operating expenses.

Net loss attributable to common stockholders for 2023 was $14.0 million, or $11.30 per share, a $1.4 million improvement from the $15.4 million, or $25.65 per share, net loss for 2022. The improvement in net loss attributable to common stockholders for 2023 compared to 2022 was primarily driven by the reduction in operating expenses. The impact of the March 2023 financing had a minimal effect during 2023 as a $6.1 million valuation loss was largely offset by a non-cash gain of $6.5 million related to the change in the fair value of the common stock warrant and option liabilities compared to a non-cash gain of $3.2 million during 2022. Additionally, 2023 included a net loss from the discontinued body care brands of $821,000 compared to $4.8 million during 2022.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern time (1:30 p.m. Pacific time) today, March 28 to discuss fourth-quarter and year-end results and the year’s key strategic achievements. Interested participants can join the conference call using the following options:

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An audio-only webcast of the conference call will be available in the Investors section of Arcadia’s website.
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To join the live call, please register here, and a dial-in number and unique PIN will be provided.

Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Since 2002, Arcadia Biosciences (Nasdaq: RKDA) has been innovating crops to provide high-value, healthy ingredients to meet consumer demands for healthier choices. With its roots in agricultural innovation, Arcadia cultivates next-generation wellness products that make every body feel good. The company’s food and beverage products include GoodWheat™ pasta, pancake mixes and mac & cheese and Zola® coconut water. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the company and its products, including statements relating to the company’s growth, cash position, operating costs, financial performance, commercialization of products and review of strategic transactions and their impact on shareholder value. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, the risks set forth in filings that the company makes with the Securities and Exchange Commission from time to time, including in Arcadia’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements.

Arcadia Biosciences Contact:

T.J. Schaefer

ir@arcadiabio.com

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